Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Occam Networks, Inc. and subsidiary of our report dated March 10, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 25, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California

October 31, 2006